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SCHEDULE 14A

(Rule 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under Rule 14a-12
iParty Corp.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11
	(1)	Title of each class of securities to which transaction applies:
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	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
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	(4)	Date Filed:

iParty Corp.
270 Bridge Street, Suite 301
Dedham, MA 02026

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

        The 2005 Annual Meeting of Stockholders of iParty Corp. will be held as follows:

Date:	Wednesday, June 8, 2005
Time:	11:00 a.m., local time
Place:	Posternak Blankstein & Lund LLP Prudential Tower 800 Boylston Street, 33rd Floor Boston, MA 02199

  Matters to be voted on:

  (1)
  The election of seven directors;

  (2)
  Ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2005; and

  (3)
  Any other matters properly brought before the annual meeting or any adjournment thereof.

        The Board of Directors has fixed the close of business on April 11, 2005 as the record date for determining stockholders entitled to notice of and to vote at the annual meeting. Representation of at least a majority of all outstanding shares of common stock is required to constitute a quorum. Accordingly, it is important that your shares be represented at the annual meeting. The list of stockholders entitled to vote at the annual meeting will be available for examination by any stockholder at our offices at 270 Bridge Street, Suite 301, Dedham, MA 02026 for ten (10) days prior to June 8, 2005.

        Your vote at the meeting is very important to us regardless of the number of shares you own. Please vote your shares, whether or not you plan to attend the meeting, by completing the enclosed proxy card and returning it to us in the enclosed envelope. Should you want to change your vote prior to the annual meeting you may do so in accordance with the instructions contained in the accompanying proxy statement.

By Order of the Board of Directors,

PATRICK FARRELL Secretary

        This notice and proxy statement and form of proxy are being distributed on or about April 18, 2005.

iParty Corp.
270 Bridge Street, Suite 301
Dedham, MA 02026

Proxy Statement for Annual Meeting of Stockholders
to Be Held on June 8, 2005

GENERAL INFORMATION

        What is this document?    This is the Notice of our 2005 Annual Meeting of Stockholders of iParty Corp. ("iParty"), combined with our Proxy Statement which provides important information for your use in voting your shares of our common stock, or our various series of convertible preferred stock, at the annual meeting.

        Who can vote?    You can vote your shares of common stock or your shares of convertible preferred stock if our records show that you owned the shares on April 11, 2005, which is the record date for the annual meeting. Shares representing a total of 37,093,157 votes are eligible to vote at the meeting.

        Common Stock.    You are permitted one vote for each share of common stock you owned on April 11, 2005, including (1) shares held in your name as a stockholder of record, and (2) shares held in "street name" for you as the beneficial owner through a broker, trustee, or other nominee, such as a bank. Thus, as of April 11, 2005, there are 22,115,239 votes eligible to vote at the meeting associated with 22,115,239 shares of common stock. The enclosed proxy card shows the number of shares you can vote.

        Preferred Stock.    You are permitted one vote for each whole number of shares of our common stock into which your shares of convertible preferred stock are convertible. Thus, as of April 11, 2005, the number of votes eligible to vote at the meeting are 6,068,388 votes associated with 505,710 shares of Series B convertible preferred stock (you are permitted twelve (12) votes for each share of Series B convertible preferred stock), 1,300,000 votes associated with 100,000 shares of Series C convertible preferred stock (you are permitted thirteen (13) votes for each share of Series C convertible preferred stock), 3,500,000 votes associated with 250,000 shares of Series D convertible preferred stock (you are permitted fourteen (14) votes for each share of Series D convertible preferred stock), 2,966,670 votes associated with 296,667 shares of Series E convertible preferred stock (you are permitted ten (10) votes for each share of Series E convertible preferred stock), and 1,142,860 votes associated with 114,286 shares of Series F convertible preferred stock (you are permitted ten (10) votes for each share of Series F convertible preferred stock). In each such case, the number of votes is calculated based on the number of shares you owned on April 11, 2005, including (1) shares held in your name as a stockholder of record, and (2) shares held in "street name" for you as the beneficial owner through a broker, trustee, or other nominee, such as a bank. The enclosed proxy card shows the number of shares you can vote.

        Special Voting Rights of Series C and Series D Preferred Stock.    The Series C convertible preferred stock is entitled to vote alone for the election of a Series C Director, but the holders of a majority of the outstanding shares of Series C convertible preferred stock have indicated to us that they have chosen not to exercise this right at this time. The Series D convertible preferred stock is also entitled to vote alone for the election of a Series D Director. On all other matters, our common stock and our various series of convertible preferred stock vote together as one class on all matters presented at the annual meeting.

        How do I vote by proxy?    Follow the instructions on the enclosed proxy card to vote on each proposal to be considered at the annual meeting. Sign and date the proxy card and mail it back in the enclosed envelope. The proxy holders named on the proxy card will vote your shares as you instruct. If you sign and return the proxy card but do not vote on a proposal, the proxy holders will vote for you on that proposal. Unless you instruct otherwise, the proxy holders will vote in accordance with the Board of Director's recommendations below.

        How does the board of directors recommend that I vote on the proposals?    The Board of Directors recommends that you vote:

        FOR the election of the nominees to serve as directors; and

        FOR the ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2005.

        What if other matters come up at the meeting?    The matters described in this proxy statement are the only matters we know that will be voted on at the meeting. If other matters are properly presented at the meeting, the proxy holders will vote your shares in their discretion.

        Can I change my vote after I return my proxy card?    Yes. At any time before the annual meeting, you can change your vote either by sending our Secretary, Mr. Patrick Farrell, a written notice revoking your proxy card or by signing, dating, and returning to us a new proxy card. We will honor the proxy card with the latest date.

        Can I vote in person at the meeting rather than by completing the proxy card?    Although we encourage you to complete and return the proxy card even if you plan to attend the meeting to ensure that your vote is counted, you can always vote your shares in person at the meeting.

        Who will count the votes?    The votes cast by holders of shares of our common stock and our various series of convertible preferred stock will be counted, tabulated and certified by the transfer agent and registrar of our common stock and Series B convertible preferred stock, Continental Stock Transfer & Trust Co. Mr. Patrick Farrell, our Secretary, will serve as the inspector of elections at the annual meeting.

        Will my vote be kept confidential?    Yes, your vote will be kept confidential and we will not disclose your vote, unless (1) we are required to do so by law (including in connection with the pursuit or defense of a legal or administrative action or proceeding), or (2) there is a contested election for the Board of Directors. The inspector of elections will forward any written comments that you make on the proxy card to our Board of Directors and Chief Executive Officer without providing your name, unless you expressly request disclosure on your proxy card.

        What do I do if I am a beneficial owner and my shares are held in "street name"?    If your shares are held in the name of your broker, a bank, or other nominee, that party will give you instructions for voting your shares, which should be enclosed with this document.

        What constitutes a quorum?    In order for business to be conducted at the meeting, a quorum must be present. The presence, in person or by proxy, of the holders of a majority of the shares of our common stock issued and outstanding and entitled to vote at the annual meeting (on an as-converted-into-common basis) is necessary to constitute a quorum at the annual meeting.

        Shares of common stock and convertible preferred stock represented in person or by proxy (including "broker non-votes" and shares that abstain or do not vote with respect to one or more of the matters to be voted upon) will be counted for the purpose of determining whether a quorum exists. "Broker non-votes" are those shares that are held in "street name" by a broker, bank, or other nominee that indicates on its proxy that it does not have discretionary authority to vote on a particular matter.

        If a quorum is not present, the meeting will be adjourned until a quorum is obtained.

        What is the voting requirement to approve each of the proposals?    In the election of directors, the persons receiving the most number of "FOR" votes at the meeting will be elected. Holders of shares of Series D convertible preferred stock alone are entitled to cast votes in respect of the election of the Series D Director. All other proposals require the affirmative "FOR" vote of a majority of those shares present in person or represented by proxy and entitled to vote on those proposals at the meeting. If you hold shares beneficially in street name and do not provide your broker with voting instructions, your shares may constitute "broker non-votes." Generally, broker non-votes occur on a matter when a broker is not permitted to vote on that matter without instructions from you, as the beneficial owner. In counting the voting result for any particular proposal, broker non-votes are not considered entitled to vote on that proposal. Thus, broker non-votes will not affect the outcome of any matter being voted at the meeting, assuming that a quorum is obtained. An abstention will have the same effect as voting against the proposal.

        Where can I find the voting results?    We will report the voting results in our Quarterly Report on Form 10-Q for the second quarter of fiscal 2005, which we expect to file with the Securities and Exchange Commission ("SEC") in August 2005. The results will be contained in Part II, Item 4 of that Quarterly Report, which will be available via Internet on the SEC's website, www.sec.gov.

        Who pays for this proxy solicitation?    We do. In addition to sending you these materials, one of our officers, directors or employees may contact you by telephone, by mail, or in person. None of these persons will receive any extra compensation for doing this.

        Where can I get directions to the meeting?    The meeting will be held in the offices of Posternak Blankstein & Lund LLP on the 33rd floor of the Prudential Tower, 800 Boylston Street, Boston, MA. Directions to the meeting location are available at www.pbl.com.

        How and when may I submit a stockholder proposal for consideration at next year's annual meeting of stockholders or to nominate individuals to serve as directors?    You may submit proposals, including director nominations, for consideration at future stockholder meetings.

        Stockholder Proposals:    If you are interested in submitting a proposal for inclusion in our proxy statement for the annual meeting next year, or would like to recommend a nominee for director, we must receive your written proposal at our principal executive offices no later than December 19, 2005, which is the 120th calendar day before the one-year anniversary of the proxy statement we are releasing to our stockholders for this year's annual meeting. If the date of next year's annual meeting (or special meeting in lieu of the annual meeting) is moved more than 30 days before or after the anniversary date of this year's meeting, the deadline for inclusion of proposals in our proxy statement is instead a reasonable time before we begin to print and mail our proxy materials next year. Such proposals also will need to comply with SEC regulations under Rule 14a-8 regarding the inclusion of shareowner proposals in company-sponsored proxy materials. Any proposals should be addressed to:

            iParty Corp.
            270 Bridge Street, Suite 301
            Dedham, MA 02026
            ATTN: Patrick Farrell, Secretary
            Fax: (781) 326-7143

        Copy of By-Law Provisions:    You may contact our Secretary (Mr. Farrell) at our principal executive offices for a copy of the relevant by-law provisions regarding the requirements for making stockholder proposals. Our by-laws also are available on the Investor Relations page on our website at www.iparty.com.

        How may I communicate with the board of directors or the non-management directors on the board of directors?    You may submit an e-mail to our Board of Directors at bod@iparty.com. All directors have access to this e-mail address. Communications intended for our non-management "independent" directors should be directed to the attention of Mr. Frank Haydu at frankhaydu@yahoo.com.

        Does iParty have a policy regarding the attendance of directors at the meeting?    Our by-laws do not mandate that members of the Board of Directors must attend the annual meeting of stockholders and we have no separate policy regarding such attendance.

        How many directors attended last year's annual meeting?    Six of our seven directors were present in person and one director participated by telephone at last year's meeting.

        Does iParty have a code of conduct applicable to all directors, officers, and employees?    Yes. In accordance with Section 406 of the Sarbanes-Oxley Act, Item 406 of SEC Regulation S-K, and Section 807 of the enhanced corporate governance rules of the American Stock Exchange, we have adopted a code of business conduct and ethics that is applicable to all our directors, officers and employees and is available on the Investor Relations page on our website at www.iparty.com. Our written code of business conduct and ethics provides for an enforcement mechanism and requires that waiver of its provisions for any of our directors or officers must be approved by our Board of Directors. We are required to disclose any such waivers on a Form 8-K within four business days.

        Is the code of conduct publicly available?    Yes. Our code of business conduct and ethics is available on the Investor Relations page on our website at www.iparty.com.

        How can I obtain an annual report on Form 10-K?    A copy of our Annual Report on Form 10-K for the year ended December 25, 2004 is enclosed with this proxy statement. Stockholders may request another free copy of our 2004 Annual Report on Form 10-K by making a written or oral request to:

            iParty Corp.
            270 Bridge Street, Suite 301
            Dedham, MA 02026
            ATTN: Patrick Farrell, Secretary
            Telephone: (781) 329-3952

        Who should I contact if I have any questions?    If you have any questions about the annual meeting or any matters relating to this proxy statement, please contact Mr. Patrick Farrell, at the address and telephone number above.

SECURITY OWNERSHIP OF MANAGEMENT
AND CERTAIN BENEFICIAL OWNERS

        The following table shows the number of shares of our common stock beneficially owned as of April 11, 2005 by:

  •
  each nominee for director,

  •
  each executive officer shown in the summary compensation table on page 17 below,

  •
  all executive officers and directors as a group, and

  •
  each person or entity that we believe beneficially owns more than 5% of our common stock.

Name of Beneficial Owner(1)	Number of Common Shares Beneficially Owned(2)		Percent of Class
Sal Perisano	5,037,989	(3)	18.7%
Patrick Farrell	1,051,254	(4)	4.5%
Dorice Dionne	5,037,989	(5)	18.7%
Robert H. Lessin Jefferies & Co. 520 Madison Ave., 12th Floor New York, NY 10022	8,568,516	(6)	30.4%
HMTF Holdings 200 Crescent Court, Suite 1600 Dallas, TX 75201	5,451,250	(7)	19.8%
Lorenzo Roccia 220 East 67 St. New York, NY 10021	4,623,339	(8)	17.5%
Roccia Partners, L.P. c/o Lorenzo Roccia 220 East 67 St. New York, NY 10021	4,423,339	(9)	16.9%
Naida S. Wharton c/o Sandra Minardo 520 Madison Ave., 12th Floor New York, NY 10022	2,474,100	(10)	11.2%
Boston Millennia Partners, LP 30 Rowes Wharf Suite 500 Boston, MA 02110	2,110,600	(11)	8.7%
Patriot Capital Limited c/o Stephen Rasch Loeb, Block and Partners LLP 505 Park Avenue New York, NY 10022	1,184,803	(12)	5.1%
Daniel De Wolf	365,000	(13)	1.6%
Joseph Vassalluzzo	285,000	(14)	1.3%
Frank Haydu	130,000	(15)	0.6%
Eric Schindler	105,000	(16)	0.5%
Christina Weaver Vest Hicks, Muse, Tate & Furst Incorporated 200 Crescent Court, Suite 1600 Dallas, TX 75201	100,000	(17)	0.5%
All Officers and Directors as a Group (9 persons)	11,697,582		35.4%

(1)
Unless otherwise indicated, all addresses are c/o iParty Corp., 270 Bridge Street, Suite 301, Dedham, MA 02026.

(2)
The number of shares beneficially owned by each entity, person, director or named executive officer is determined under SEC rules, particularly Rule 13d-3, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, each entity or individual is considered the beneficial owner of any shares as to which they have the sole or shared voting power or investment power. Such persons and entities are also deemed under the same rules to beneficially own any shares that they have the right to acquire within sixty (60) days of April 11, 2005 (i.e., June 10, 2005) through the exercise of stock options or warrants or other similar rights. This stock ownership information is based upon information furnished to us by the persons named in the table. The percentage of class is calculated in accordance with Rule 13d-3 and is based on 22,115,239 shares outstanding as of April 11, 2005 plus, as to each holder thereof and no other person, the number of shares (if any) that the person has the right to acquire on or prior to June 10, 2005, through the exercise of stock options or warrants or other similar rights.

(3)
Mr. Perisano owns 145,000 shares and holds options for 5,352,988 shares, of which 4,892,989 are presently exercisable or will be exercisable within 60 days of April 11, 2005. The figure in the table includes options for 3,145,209 shares granted to Mr. Perisano and options for 1,747,780 granted to Mr. Perisano's wife, Ms. Dionne. The figure in the table includes 145,000 shares of common stock held jointly by Mr. Perisano and Ms. Dionne.

(4)
Mr. Farrell owns 44,500 shares and holds options for 1,160,087 shares, of which 1,006,754 are presently exercisable or will be exercisable within 60 days of April 11, 2005.

(5)
Ms. Dionne owns 145,000 shares and holds options for 5,352,988 shares, of which 4,892,989 are presently exercisable or will be exercisable within 60 days of April 11, 2005. The figure in the table includes options for 3,145,209 shares granted in the name of Ms. Dionne's husband, Mr. Perisano, and options for 1,747,780 shares granted to Ms. Dionne. The figure in the table includes 145,000 shares of common stock held jointly by Mr. Perisano and Ms. Dionne.

(6)
Mr. Lessin beneficially owns (1) 2,474,100 shares of common stock, (2) 250,000 shares of common stock that may be acquired upon the exercise of presently exercisable options, (3) 273,268 shares of common stock that may be acquired upon the exercise of presently exercisable warrants, (4) 1,608,750 shares of common stock that may be acquired upon the conversion of 125,000 shares of presently convertible Series B convertible preferred stock, (5) 1,200,000 shares of common stock that may be acquired upon the exercise of redeemable common stock purchase warrants, and (6) 2,762,398 shares of common stock which may be acquired upon the conversion of 266,667 shares of presently convertible Series E convertible preferred stock. The figure listed in the table does not include any shares reflected as owned by Ms. Wharton, who was formerly Mr. Lessin's spouse.

(7)
The figure in the table for HMTF Holdings includes 3,513,750 shares of common stock which may be acquired upon the conversion of 250,000 shares of presently convertible Series D convertible preferred stock, 1,837,500 shares of common stock which may be acquired upon the exercise of redeemable common stock purchase warrants owned by HMTF Holdings and 100,000 shares of common stock which may be acquired upon the exercise of presently exercisable options granted to Mrs. Vest for serving in the director's seat appointed by Hicks, Muse, Tate & Furst Incorporated. Mrs. Vest disclaims beneficial ownership of these 100,000 shares of common stock, as they will be assigned to Hicks, Muse and Co., L.P. The general partner of the sole member of the managing partner of HMTF Holdings is HM5/GP LLC ("HM5"). Thomas O. Hicks is the controlling member of HM5 and is a partner and stockholder of Hicks, Muse, Tate & Furst Incorporated, an affiliate of HM5. In addition, Jack D. Furst and John R. Muse are partners, stockholders, and members of the management committee of Hicks, Muse, Tate & Furst Incorporated. Consequently, these individuals may be deemed to beneficially own all or a portion of the shares of common stock issuable to HM5. Each of Messrs. Hicks, Furst and Muse expressly disclaims (1) the existence of any group and (2) beneficial ownership with respect to any shares of common stock of which he is not the record owner.

(8)
The figure in the table for Mr. Roccia includes 200,000 shares of common stock which Mr. Roccia may acquire upon the exercise of presently exercisable options. The figure also includes (1) 2,311,586 shares of common stock which may be acquired upon the conversion of 179,610 shares of presently convertible Series B convertible preferred stock held in the name of Roccia Partners, L.P. and (2) 1,436,883 shares of common stock which may be acquired upon the exercise of redeemable common stock purchase warrants held in the name of Roccia Partners, L.P. Mr. Roccia is a general partner of Roccia Partners, L.P. The figure also includes (1) 364,100 shares of common stock held in the name of Roccia Venture Partners, L.P. and (2) 310,770 shares of common stock which may be acquired upon the conversion of 30,000 shares of presently convertible Series E convertible preferred stock held in the name of Roccia Venture Partners, L.P. Mr. Roccia is a general partner of Roccia Venture Partners, L.P.

(9)
The figure in the table for Roccia Partners, L.P. includes (1) 2,311,586 shares of common stock which may be acquired upon the conversion of 179,610 shares of presently convertible Series B convertible preferred stock held in the name of Roccia Partners, L.P. and (2) 1,436,883 shares of common stock which may be acquired upon the exercise of redeemable common stock purchase warrants held in the name of Roccia Partners, L.P. Mr. Roccia is a general partner of Roccia Partners, L.P. The figure also includes (1) 364,100 shares of common stock held in the name of Roccia Venture Partners, L.P. and (2) 310,770 shares of common stock which may be acquired upon the conversion of 30,000 shares of presently convertible Series E convertible preferred stock held in the name of Roccia Venture Partners, L.P. Mr. Roccia is a general partner of Roccia Venture Partners, L.P. The figure in the table excludes 200,000 shares of common stock which may be acquired by Lorenzo Roccia upon the exercise of presently exercisable options.

(10)
Ms. Wharton beneficially owns 2,474,100 shares of common stock.

(11)
The figure in the table for Boston Millennia Partners, LP includes 1,310,600 shares of common stock that may be acquired upon the conversion of 100,000 shares of presently convertible Series C convertible preferred stock and 800,000 shares of common stock which may be acquired upon the exercise of redeemable common stock purchase warrants owned by Boston Millennia Partners Limited Partnership and an affiliated entity.

(12)
The figure in the table for Patriot Capital Limited includes 1,184,803 shares of common stock, which may be acquired upon the conversion of 114,286 shares of presently convertible Series F convertible preferred stock.

(13)
Mr. De Wolf beneficially owns 10,000 shares of common stock and 355,000 shares of common stock that may be acquired by Mr. De Wolf upon the exercise of presently exercisable options. The owner of record of the 10,000 shares of common stock is Pine Street Ventures LLC, a Delaware limited liability company. The beneficial owners of Pine Street Ventures are Mr. De Wolf's minor children. Mr. De Wolf controls sole voting power.

(14)
Mr. Vassalluzzo beneficially owns 140,000 shares of common stock and 145,000 shares of common stock that may be acquired upon the exercise of presently exercisable options.

(15)
Mr. Haydu beneficially owns 25,000 shares of common stock and 105,000 shares of common stock that may be acquired upon the exercise of presently exercisable options.

(16)
Mr. Schindler beneficially owns 105,000 shares of common stock that may be acquired upon the exercise of presently exercisable options.

(17)
Mrs. Vest beneficially owns 100,000 shares of common stock that may be acquired upon the exercise of presently exercisable options. Mrs. Vest is employed by Hicks, Muse, Tate and Furst Incorporated. Mrs. Vest has been awarded stock options, which are presently exercisable, to purchase 100,000 shares of common stock, for serving in the director's seat appointed by Hicks, Muse, Tate & Furst, Incorporated. Mrs. Vest disclaims beneficial ownership of these shares, as they will be assigned to Hicks, Muse and Co., L.P. The figure for Mrs. Vest does not include any of the other shares described in footnote (7) above.

PROPOSAL 1

ELECTION OF DIRECTORS

        The entire Board of Directors, to consist of seven members, will be elected at the annual meeting. The directors elected will serve until re-elected or their successors are elected, which should occur at our next annual meeting in accordance with our by-laws. Our Board of Directors consists of Messrs. Perisano, Roccia, Haydu, De Wolf, Schindler, Vassalluzzo and Mrs. Vest. The Board of Directors intends to invite Mr. Lessin to participate in its meetings as an observer and to invite Mr. Farrell to participate in its meetings by virtue of his position as our President and Chief Financial Officer, but they will not participate in the deliberations of the Board of Directors or its respective committees.

Recommendation of the Board of Directors

        The Board of Directors, including each "independent" non-management director and each member of the Nominating Committee, recommends that the stockholders vote FOR each of the nominees for director named below.

Vote Required

        Directors are elected by a plurality of the votes cast. Unless a stockholder withholds authority, a properly signed and dated proxy will be voted FOR the election of the persons named below, unless the proxy contains contrary instructions.

        We have no reason to believe that any of the nominees will not be a candidate or will be unable to serve as a director. However, in the event any nominee is not a candidate or is unable or unwilling to serve as a director at the time of the election, unless the stockholder withholds authority from voting, the proxies will be voted for any nominee who shall be designated by the present Board of Directors to fill such vacancy.

        The holders of Series C convertible preferred stock are entitled to vote alone for the election of a Series C Director, but the holders of a majority of the outstanding shares of Series C convertible preferred stock have indicated to us that they have chosen not to exercise this right at this time.

        The holders of Series D convertible preferred stock are entitled to vote alone for the election of a Series D Director. Mrs. Vest is the designee of the holders of the Series D convertible preferred stock.

        The name and age of each of the seven nominees, his or her position with us, and the period during which such person has served as a director are set out below.

Name of Nominee	Age	Position	Director Since
Sal Perisano	54	Chief Executive Officer, Chairman of the Board	1998
Lorenzo Roccia	30	Director	2001
Frank Haydu	57	Director	2003
Daniel De Wolf	48	Director	2003
Eric Schindler	44	Director	2003
Joseph Vassalluzzo	57	Director	2004
Series D Director Nominee
(To be elected only by the holders of Series D preferred stock)
Christina Weaver Vest	34	Series D Director	2000

        Sal Perisano has been a director of iParty since October 1998 and its Chief Executive Officer since April 15, 1999. Mr. Perisano served as a member of the Board of Directors of The Big Party Corporation from 1992 to May 2000, as its Chairman of the Board from 1992 to December 1998 and as its President from 1992 to September 1998. In 1981, he co-founded Videosmith, which became a prominent video retailer in the Boston area. In 1989, Videosmith was sold to a publicly traded company called Xtravision PLC, which owned 250 stores throughout the U.K. and Ireland. Mr. Perisano stayed on as a director and was later named Chief Executive Officer of the parent company, which was subsequently acquired by Blockbuster Video. Mr. Perisano holds a B.A. from Boston College and an M.A. from Harvard University. Mr. Perisano is married to Ms. Dorice Dionne, who is employed by iParty as its Senior Vice President, Merchandising and Marketing.

        Lorenzo Roccia has been a director of iParty since April 2001. Mr. Roccia is Chairman and Chief Executive Officer of Roccia Venture Partners, a Latin American venture capital fund dedicated to investing in U.S. companies for Latin American expansion. Prior to establishing Roccia Venture Partners, Mr. Roccia was a Senior Analyst in the Private Equity Group at Wit SoundView and a consultant to Wit SoundView's management team. From 1996 to 1998, Mr. Roccia was a member of the Venture Services Group at Salomon Smith Barney. Mr. Roccia is currently Chairman of DepiLight International and serves on the Board of DepiLight S.A. He served as National Finance Co-Chairman for Senator John Kerry's Presidential campaign and Chairman of his Hispanic Leadership Council from 2002 to 2004.

        Frank Haydu has been a director of iParty and Chairman of our Audit Committee since November 2003. Since 2001, Mr. Haydu has been the Managing Director and Co-founder of Valuation Perspectives, Inc., a corporate finance advisory firm. Mr. Haydu also serves on the Board of Directors for Albany Molecular Research, Inc. and Moldflow Corporation. Mr. Haydu holds a B.A. in Economics from Muhlenberg College.

        Daniel De Wolf has been a director of iParty since November 2003. He is the President of the Dawntreader Group and a Managing Director of Dawntreader Ventures, a New York based venture capital firm. Mr. De Wolf is also an adjunct professor at the New York University Law School, where he teaches venture capital law and is Of Counsel with the law firm of Mintz Levin Cohn Ferris Glovsky and Popeo PC. From 1999 to 2003, Mr. De Wolf was Director of Venture Capital Funds for SoundView Technology Group (formerly Wit Capital). Prior to joining SoundView, Mr. De Wolf was Of Counsel with the law firm of Cahmy, Karlinsky & Stein LLP ("CKS") in New York City. Mr. De Wolf established the Corporate and Securities Practice Group at CKS in 1994 and was the head of that firm's New Media and E-Law Group. Mr. De Wolf has over 20 years of corporate transactional experience and has been an advisor to many early and developmental stage companies. Mr. De Wolf is a graduate of the University of Pennsylvania as well as the University of Pennsylvania School of Law. Mr. De Wolf currently serves as a director of various privately-held companies, including Conversagent, Inc., HNW, Inc., Perfect Commerce, Tutor.com, and Visible World.

        Eric Schindler has been a director of iParty since December 2003. Mr. Schindler heads the investment banking division at Calyon Securities (USA) Inc., which was formerly known as Crédit Lyonnais Securities (USA) Inc. Mr. Schindler has over 15 years of investment banking experience. He has initiated and closed a number of large cross-border M&A transactions, corporate restructurings and reorganizations, corporate finance, and private equity and debt placements in different sectors. Before joining Credit Lyonnais Securities in 1995, Mr. Schindler was employed by Crédit Lyonnais La Défense in France, where he was responsible for a team of senior bankers for the bank's global relationships with multinational corporations in the infrastructure, engineering, telecoms, transportation, auto parts, and information systems sectors. Prior to this position, from 1989 to 1992, Mr. Schindler was a Vice President responsible for Latin American debt restructurings and debt/equity swaps. He also headed the investment banking activities at Credit Lyonnais Argentina from 1987 to 1989. Mr. Schindler is a director of Credit Lyonnais Securities in New York and Credit Lyonnais in Brazil. Mr. Schindler has a National Public Accountant degree from Universidad Católica Argentina and a B.A. in two languages with a specialization in Economic Sciences from Académie de Poitiers.

        Joseph Vassalluzzo has been a director of iParty since January 2004. Mr. Vassalluzzo is Vice Chairman of Staples, Inc. In that capacity he has been responsible for Staples' store growth, both domestic and abroad, has overseen Staples' corporate environmental initiatives, and has been responsible for its merger and acquisition activities worldwide. He joined Staples, Inc. in 1989, originally holding the position of Executive Vice President, Growth & Support Services. He was named Executive Vice President, Global Growth and Development of Staples, Inc. in 1993, was promoted to President, Staples Realty & Development in 1997 and was further promoted to his present position of Vice Chairman of Staples, Inc. in 2000. Before joining Staples, Inc. Mr. Vassalluzzo held executive positions at American Stores Co., Acme Supermarkets, Mobil Corp. and Amerada Hess Corp. Mr. Vassalluzzo currently serves as an independent director of Federal Realty Investment Trust, a publicly-held REIT, as a director of Zoots, Inc., a privately-held dry cleaning chain and a director of Olly Shoes, Inc., a privately held children's shoe chain. Mr. Vassalluzzo holds a B.S. degree in Marketing from Pennsylvania State University and an M.B.A. from Temple University.

        Christina Weaver Vest has been a director of iParty since December 2000. Mrs. Vest is a Principal of Hicks, Muse, Tate & Furst Incorporated, a global private equity investment firm, which she joined in February 1995. She received her undergraduate degree from Harvard University and her M.B.A. from Harvard Business School.

Director Independence

        Our Board of Directors has determined that each of the seven director-nominees is an "independent" director as defined under applicable rules of the American Stock Exchange, except for (1) Mr. Perisano, who serves as our Chief Executive Officer, (2) Mr. Roccia, who is the general partner of Roccia Partners, L.P. and Roccia Venture Partners, L.P., which are affiliates of iParty based on their beneficial ownership iParty securities, and (3) Mrs. Vest, who is an employee of Hicks, Muse, Tate & Furst Incorporated, which beneficially owns all of the outstanding shares of our Series D convertible preferred stock, which is entitled to designate the Series D Director. As a result, the Board of Directors has determined that a majority of the director-nominees are "independent" under applicable rules of the American Stock Exchange.

Board Committee Matters

        Our Board of Directors has three principal committees: the Audit Committee, the Compensation Committee, and the Nominating Committee. All of the members of each of these committees are "independent" directors as defined under applicable American Stock Exchange rules and rules of the SEC, including, in the case of the Audit Committee, the additional independence criteria for determining eligibility for director service on audit committees under applicable American Stock Exchange and SEC rules.

        Our Board of Directors has adopted certain corporate governance guidelines which are available on the Investor Relations page on our website at www.iparty.com.

        The following charts describe the function and number of times that each committee of the Board of Directors met in 2004 and the membership of each committee subsequent to March 10, 2004:

Audit Committee—8 Meetings

Function	Members
• Engage the independent registered public accounting firm	Frank Haydu (Chairman)
• Review the annual and quarterly financial statements	Daniel De Wolf
• Review control procedures and accounting practices	Eric Schindler
• Monitor accounting and reporting practices
• Review compliance with the conflict-of-interest policy
• Review our capital structure
• Exercise such other functions as mandated by the Sarbanes-Oxley Act and other applicable laws and regulations

        The Audit Committee has adopted a charter which is available on the Investor Relations page on our website at www.iparty.com. We have also adopted a "whistleblower" policy which is available on the Investor Relations page on our website at www.iparty.com.

        See the report of the Audit Committee on page 20 below.

Compensation Committee—4 Meetings

Function	Members
• Review and approve compensation and benefit programs	Daniel De Wolf (Chairman)
• Determine compensation of senior executives	Frank Haydu
• Administer stock option plans	Eric Schindler

        The Compensation Committee has adopted a charter which is available on the Investor Relations page on our website at www.iparty.com.

        See the report of the Compensation Committee on page 13 below.

Nominating Committee—1 Meeting

Function	Members
• Review and recommend to the full Board nominations for election to the Board of Directors	Eric Schindler (Chairman) Daniel De Wolf Frank Haydu Joseph Vassalluzzo

        The Nominating Committee was formed on April 2, 2004 and has adopted a charter which is available on the Investor Relations page on our website at www.iparty.com.

Director Compensation

        Our Amended and Restated 1998 Incentive and Non-Qualified Stock Option Plan (the "Stock Option Plan") provided that each non-employee director will be granted, on the effective date of the commencement of his term as director, options to purchase 25,000 shares of our common stock. In addition, each of our directors who is not an executive officer is granted, on an annual basis on the last trading date in August of each year, options to acquire 25,000 shares of common stock, at an exercise price equal to the fair market value of the underlying common stock on the date of grant.

        Pursuant to Section 14(b) of the Stock Option Plan, our Board of Directors voted that, in lieu of the stock option grants described in the preceding paragraph, only independent directors shall be eligible to receive stock options by virtue of their service as directors in amounts determined by the Board of Directors. Pursuant to this vote, the Board granted each "independent" director (as defined under applicable rules of the American Stock Exchange) options for the purchase of 40,000 shares of our common stock on June 10, 2004 for service on the Board of Directors. In addition, the Board of Directors granted each independent director who serves on a committee of the Board of Directors an additional 20,000 options to purchase our common stock and an additional 10,000 options for service on each additional committee of the Board of Directors. The Board of Directors also approved annual cash compensation of $10,000 to Frank Haydu for his service as Chairman of the Audit Committee.

Certain Reports; Compliance with Section 16(a) of the Exchange Act

        No person who, during the fiscal year ended December 25, 2004, was a director, officer or beneficial owner of more than ten percent of our common stock (which is the only class of our securities registered under Section 12 of the Exchange Act, failed to file on a timely basis, reports required by Section 16 of the Exchange Act during the most recent fiscal year, except for (1) late filings on Form 4 in respect of stock option grants made on June 10, 2004 to each of Mr. Haydu, Mr. Schindler and Mr. Vassalluzzo, which were filed on June 18, 2004 and (2) a late filing on Form 4 in respect of a stock option grant made on June 10, 2004 to Mr. De Wolf, which was filed on June 21, 2004. The foregoing is based solely upon our review of Forms 3 and 4 during the most recent fiscal year as furnished to us under Rule 16a-3(d) under the Act, and Forms 5 and amendments thereto furnished to us with respect to our most recent fiscal year.

EXECUTIVE COMPENSATION

        The following report and the stock performance graph on page 18 do not constitute soliciting materials and are not considered filed or incorporated by reference into any other filing we make with the SEC, unless we state otherwise.

Report of the Compensation Committee

        This report sets forth the duties of the Compensation Committee and the current strategy and components of iParty Corp.'s ("iParty") compensation programs for our executive officers. This report also describes the basis on which the committee made compensation determinations with respect to our executive officers for the year ended December 25, 2004.

        Compensation Committee Participation.    The Compensation Committee, currently composed of three non-employee directors who qualify as "independent" under applicable American Stock Exchange rules, is responsible for the review and recommendation to the full Board of Directors of the compensation of iParty's Chief Executive Officer, review and approval of the compensation of our other executive officers pursuant to employment agreements between iParty and such executive officers and review and approval of other employee benefit plans. We are aware of no interlocking compensation committee relationships between our directors and executive officers and the directors and executive officers of any other public company. The Committee's goals are to:

  •
  provide compensation competitive with similar companies;

  •
  reward executives consistent with the performance of iParty;

  •
  recognize individual performance;

  •
  retain and attract qualified executives; and

  •
  encourage our executives to increase stockholder value by aligning their interests with the interests of our stockholders.

        To achieve these goals, the Committee considers three basic elements in determining total compensation for iParty's executive officers: base salary, annual cash bonus, and stock options. The Committee intends to review its compensation policies from time to time in order to take into account factors which are unique to iParty.

        Base Salary.    The base salaries of our executive officers are set forth in employment agreements entered into by iParty and our executive officers. In considering the appropriate base salaries in connection with such agreements, the Committee considers competitive industry salaries, the nature of the officer's position, the officer's contribution and experience, and the officer's length of service. Base salaries are conservatively pegged to a level we subjectively believe to be competitive with the average levels of base salary in organizations of similar size.

        Annual Cash Bonus.    The Committee approved cash bonuses to executive officers relating to their 2004 performance, which were paid following the end of fiscal 2004. The bonus was $22,282 in the case of Mr. Perisano, $14,308 in the case of Mr. Farrell, and $10,180 in the case of Ms. Dionne.

        Stock Options.    The Committee assists the Board in administering iParty's Stock Option Plan, which rewards executives and other employees for delivering long-term value to our stockholders. The goals of our stock option plans are to:

  •
  reward executives for long-term strategic management and the enhancement of stockholder value through appropriate equity ownership in iParty;

  •
  support a performance-oriented environment that rewards plan participants for improving the iParty's financial performance; and

  •
  attract and retain key executives and employees critical to iParty's long-term success.

        Compensation of Chief Executive Officer.    In fiscal year 2004, Sal Perisano, our Chief Executive Officer, was paid a base salary of $268,461. During the year the Compensation Committee increased Mr. Perisano's annual base salary to $275,000 from his prior annual base salary of $250,000. In 2005, Mr. Perisano was paid a bonus of $22,282 relating to his 2004 performance. During fiscal 2004, Mr. Perisano was granted stock options to purchase 460,000 shares of common stock. Pursuant to our employment agreement with Mr. Perisano, dated May 14, 2004, his base salary increased to $287,500 on March 31, 2005.

        Compensation of Other Executive Officers.    In fiscal year 2004, Patrick Farrell, our President and Chief Financial Officer, was paid a base salary of $172,384. During the year the Compensation Committee increased Mr. Farrell's annual base salary to $175,000 from his prior annual base salary of $165,000. In 2005, Mr. Farrell was paid a bonus of $14,308 relating to his 2004 performance. During 2004, Mr. Farrell was granted stock options to purchase 230,000 shares of common stock. Pursuant to our employment agreement with Mr. Farrell, dated May 14, 2004, his base salary increased to $185,000 on March 31, 2005. In fiscal year 2004, Dorice Dionne, our Senior Vice President, Merchandising and Marketing, was paid a base salary of $161,077. During the year the Compensation Committee increased Ms. Dionne's annual base salary to $165,000 from her prior annual base salary of $150,000. In 2005, Ms. Dionne was paid a bonus of $10,180 relating to her 2004 performance. During 2004, Ms. Dionne was granted stock options to purchase 230,000 shares of common stock. Pursuant to our employment agreement with Ms. Dionne, dated May 14, 2004, her base salary increased to $172,500 on March 31, 2005.

  Submitted by:

  Daniel De Wolf (Chairman)
  Frank Haydu
  Eric Schindler

Executive Officers

        The following sets forth our current executive officers, their ages, the positions and offices held by each person, and the year each person first served as an executive officer of iParty. The officers serve at the discretion of the Board of Directors.

        Mr. Perisano's background is summarized on page 9 above.

        Patrick Farrell, age 37, has been iParty's President since November 2000 and its Chief Financial Officer since April 1999. From 1996 until joining iParty, Mr. Farrell was a Director, Financial Planning & Analysis and Controller for N2K Inc., where he helped negotiate that company's merger with CDnow. Prior to N2K, he served as Controller at EMI Music Group/Angel Records and as Manager of Finance and Accounting for Polygram/Def Jam Recordings, Inc. Mr. Farrell began his professional career at Arthur Andersen LLP, where he was an Audit Senior when he left in 1994. Mr. Farrell graduated with honors in Accounting from Temple University, holds an M.B.A. from New York University and is a Certified Public Accountant.

        Dorice Dionne, age 53, has been iParty's Senior Vice President, Merchandising and Marketing since April 1999. She co-founded The Big Party Corporation with her husband, Sal Perisano, in 1992 in Boston. She served as chief merchant and creative director of The Big Party and has been involved in the party retailing industry since 1985. She is a graduate of Boston College.

Employment and Consulting Agreements

        We entered into a three-year employment agreement with Mr. Perisano for a term beginning March 31, 2004, at an annual salary of $275,000 for the first year, $287,500 for the second year and $300,000 for the third year. Mr. Perisano is also eligible to participate in bonus plans as the Compensation Committee of the Board may establish from time to time for our senior executive officers. On May 6, 2004, Mr. Perisano was granted stock options for an aggregate of 460,000 shares of common stock, at an exercise price of $0.95 per share (the closing price of the common stock on such date). On March 31, 2005, options for 153,334 shares vested and, provided that Mr. Perisano remains continuously employed by iParty, options for 153,333 additional shares will vest on March 31, 2006 and options for 153,333 additional shares will vest on March 31, 2007.

        We entered into a three-year employment agreement with Mr. Farrell for a term beginning March 31, 2004, at an annual salary of $175,000 for the first year, $185,000 for the second year and $195,000 for the third year. Mr. Farrell is also eligible to participate in bonus plans as the Compensation Committee of the Board may establish from time to time for our senior executive officers. On May 6, 2004, Mr. Farrell was granted stock options for an aggregate of 230,000 shares of common stock, at an exercise price of $0.95 per share (the closing price of the common stock on such date). On March 31, 2005, options for 76,667 shares vested and, provided that Mr. Farrell remains continuously employed by iParty, options for 76,667 additional shares will vest on March 31, 2006 and options for 76,666 additional shares will vest on March 31, 2007.

        We entered into a three-year employment agreement with Ms. Dionne for a term beginning March 31, 2004, at an annual salary of $165,000 for the first year, $172,500 for the second year and $180,000 for the third year. Ms. Dionne is also eligible to participate in bonus plans as the Compensation Committee of the Board may establish from time to time for our senior executive officers. On May 6, 2004, Ms. Dionne was granted stock options for an aggregate of 230,000 shares of common stock, at an exercise price of $0.95 per share (the closing price of the common stock on such date). On March 31, 2005, options for 76,667 shares vested and provided that Ms. Dionne remains continuously employed by iParty, options for 76,667 additional shares will vest on March 31, 2006 and options for 76,666 additional shares will vest on March 31, 2007.

Indemnification of Directors and Executive Officers

        Our certificate of incorporation, as amended, and bylaws provide that iParty shall indemnify all of its directors and officers to the fullest extent permitted by the Delaware General Corporation Law. Under our certificate of incorporation, as amended, and bylaws, any director or officer, who in his or her capacity as such is made or threatened to be made, party to any suit or proceeding, will be indemnified. A director or officer will be indemnified if it is determined that the director or officer acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, iParty's best interests. Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers and persons controlling iParty pursuant to the foregoing provision, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy and is, therefore, unenforceable.

        We maintain a directors' and officers' liability insurance policy covering certain liabilities that may be incurred by directors and officers in connection with the performance of their duties. We pay the entire premium for the liability insurance. We have key-person life insurance policies on the lives of each of Mr. Perisano and Ms. Dionne in the amount of $2,000,000 each.

Certain Relationships and Related Transactions

        For information concerning the employment agreements and consulting agreements with certain of our officers and directors see the discussion beginning on page 15 above under the heading "Employment and Consulting Agreements". Mr. Perisano and Ms. Dionne are married.

        In connection with Mr. Perisano's first employment agreement with us, on August 26, 1999 we granted Mr. Perisano options to purchase a total of 434,730 shares of our common stock pursuant to our Stock Option Plan with an exercise price of $2.00, which was below the then-current market price of $3.38. As of December 29, 2001 all of these options had vested. These options were valued using the Black-Scholes options pricing model and fully expensed. We charged $273,971 related to this stock option grant to stock option compensation expense in fiscal 2001.

SUMMARY COMPENSATION TABLE

        The following table summarizes the aggregate cash compensation earned during 2004, 2003 and 2002 (see footnotes below) to our Chief Executive Officer and other executive officers that received compensation during 2004 in excess of $100,000 in salary and bonus pursuant to their contracts. Currently, options have been granted to management as indicated below.

	Annual Compensation								Long Term Compensation Awards
Name and Principal Position						Other Annual Compensation
	Year	Salary		Bonus					Options/SAR's
Sal Perisano, Chief Executive Officer	2004 2003 2002	$ $ $	268,461 250,000 250,000	$ $	22,282 20,000 —		— — —		460,000 — 201,613
Patrick Farrell, President and Chief Financial Officer	2004 2003 2002	$ $ $	172,384 165,000 165,000	$ $	14,308 13,200 —	$ $ $	9,690 8,147 46,626	(1) (2) (3)	230,000 — —
Dorice Dionne, Senior Vice President, Merchandising and Marketing	2004 2003 2002	$ $ $	161,077 150,000 150,000	$ $	10,180 9,000 —		— — —		230,000 — 120,968

(1)
This amount includes $5,376 for automobile allowances and $4,314 for supplemental retirement plan contributions.

(2)
This amount includes $5,376 for automobile allowances and $2,771 for supplemental retirement plan contributions.

(3)
This amount includes $41,250 for retention and relocation expenses and $5,376 for automobile allowances.

OPTION GRANTS IN FISCAL 2004

Name and Principal Position	Number of Securities Underlying Options Granted	Percent of Total Options Granted to Employees in Fiscal Year	Exercise Price	Expiration Date	Grant Date Present Value
Sal Perisano, Chief Executive Officer	460,000	25.5%	$0.95	3/31/14	$437,000
Patrick Farrell, President and Chief Financial Officer	230,000	12.8%	$0.95	3/31/14	$218,500
Dorice Dionne, Senior Vice President, Merchandising and Marketing	230,000	12.8%	$0.95	3/31/14	$218,500

OPTION EXERCISES AND YEAR-END VALUE

        Mr. Perisano, Mr. Farrell, and Ms. Dionne did not exercise stock options in fiscal 2004. The following table sets forth information concerning the value of unexercised options they held at December 25, 2004, the end of fiscal 2004.

			Number of Unexercised Options at Fiscal Year End		Value of Unexercised In-the-Money Options at Fiscal Year End(2)
Name	Stock Acquired on Exercise	Value Realized(1)
			Exercisable	Unexercisable	Exercisable	Unexercisable
Sal Perisano	—	—	2,899,451	552,424	$686,606	$40,667
Patrick Farrell	—	—	894,185	265,902	$236,952	$15,797
Dorice Dionne	—	—	1,614,025	287,088	$422,745	$25,119

(1)
The value realized upon the exercise of an option is determined by multiplying the number of options exercised by the difference between the market price of the common stock on the date of exercise of the options and the exercise price of the options exercised.

(2)
The value of unexercised in-the-money options at the end of fiscal year 2004 is determined by multiplying the number of options held by the difference between the market price of the common stock underlying the options on December 25, 2004 ($0.69 per share, which was the closing price per share of our common stock on the last trading day of our fiscal year, December 23, 2004) and the exercise price of the options.

Stock Performance Graph

        The following graph compares the cumulative total stockholder return of our common stock during the five fiscal years ended December 25, 2004 with the cumulative return of the Russell 2000 Index and the Standard & Poor's Retail Index.

COMPARISON OF CUMULATIVE TOTAL RETURN AMONG iPARTY ("IPT"),
RUSSELL 2000 INDEX ("RUSSELL 2000") AND S&P RETAIL INDEX

	12/31/99	12/30/00	12/29/01	12/28/02	12/27/03	12/25/04
IPT	$100.00	$3.05	$14.21	$4.82	$22.59	$17.51
Russell 2000	$100.00	$122.83	$141.33	$124.16	$180.93	$220.91
S&P Retail Index-Rlx	$100.00	$76.48	$90.10	$66.42	$94.92	$115.59

1)
Assumes $100 invested on December 31, 1999 in our common stock, the Russell 2000 Index and the S&P Retail Index, including reinvestment of any dividends paid on the investment. The Russell 2000 Index is an index of 2,000 "small cap" domestic equities that rank in capitalization below the 1,000 largest public companies in terms of market capitalization. The S&P Retail Index is a capitalization-weighted index of domestic equities that consist of the retail sector stocks contained in the S&P 500 Index.

PROPOSAL 2

RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        Our Audit Committee has selected the independent registered public accounting firm of Ernst & Young LLP to examine our financial statements for the year ending December 31, 2005. Ernst & Young LLP has no direct or indirect financial interest in iParty.

        We expect that representatives of Ernst & Young LLP will be present at the annual meeting. They will be afforded an opportunity to make a statement at the annual meeting if they desire to do so and to respond to appropriate questions by stockholders.

        On July 18, 2002, our Board of Directors, upon recommendation of the Audit Committee, engaged Ernst & Young LLP as our independent auditors, effective as of such date. During the fiscal years ended December 30, 2000, and December 29, 2001, and the interim period between December 29, 2001, and July 18, 2002, we did not consult with Ernst & Young LLP regarding application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on our consolidated financial statement, or any other matter or reportable event listed in either Items 304(a)(2)(i) and (ii) of Regulation S-K or Regulation S-B.

        Our Board of Directors has determined that Mr. Frank Haydu is an "audit committee financial expert" as defined by applicable regulations promulgated by the SEC pursuant to Section 407 of the Sarbanes-Oxley Act.

Vote Required

        The affirmative vote of a majority of the votes represented by our outstanding shares of common stock and Series B, C, D, E and F convertible preferred stock, voting together as one class, is required for the ratification of the selection of the independent registered public accounting firm.

Recommendation of the Board of Directors

        The Board of Directors and the Audit Committee each recommend a vote FOR the ratification of the Audit Committee's selection of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2005. Stockholder ratification of the selection of Ernst & Young is not required. However, if the stockholders do not ratify the selection, the Audit Committee will take that into account in future deliberations. The Audit Committee will retain the ultimate discretion to appoint or terminate the appointment of our independent registered public accounting firm, irrespective of the outcome of this proposal.

Report of the Audit Committee

        The following report does not constitute soliciting material and is not considered filed or incorporated by reference into any other filing we make with the SEC, unless we state otherwise.

        The Audit Committee hereby states that it:

  •
  Has reviewed and discussed the audited financial statements as of and for the year ended December 25, 2004 with iParty's management;

  •
  Has discussed with iParty's independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees), as may be modified or supplemented;

  •
  Has received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), as may be modified or supplemented, and has discussed with the independent auditors the independent auditors' independence; and

  •
  Based upon the above mentioned reviews and discussions, has recommended to the Board of Directors of iParty that the audited financial statements be included in iParty's Annual Report on Form 10-K for the fiscal year ended December 25, 2004 for filing with the Securities and Exchange Commission.

        The Audit Committee is solely responsible for the selection, compensation and oversight of the work of the independent registered public accounting firm for the purpose of preparing and issuing an audit report.

        Management has primary responsibility for iParty's financial statements and the overall reporting process, including iParty's system of internal controls.

        The independent auditors audit the annual financial statements prepared by management, express an opinion as to whether those financial statements fairly present the financial position, results of operations and cash flows of iParty in conformity with generally accepted accounting principles and discuss with us any issues they believe should be raised with us.

        The Audit Committee oversees the financial reporting process on behalf of the Board of Directors, reviews iParty's financial disclosures, and meets privately, outside the presence of management, with the independent auditors to discuss internal accounting control policies and procedures. These discussions address the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in iParty's financial statements. The Audit Committee reports on these meetings to the Board of Directors.

        Pursuant to applicable American Stock Exchange rules, the Audit Committee certifies that it has adopted a formal written Audit Committee Charter and that the Audit Committee has a policy in accordance with said rules of the American Stock Exchange of reviewing and reassessing the adequacy of the Audit Committee Charter on an annual basis.

        During 2004, iParty paid no fees to Ernst & Young LLP for consulting work outside of the review and audit of their financial statements and related tax research and compliance tax return preparation.

        The members of the Audit Committee believe that they are each "independent" as defined under applicable rules and standards including, without limitation Section 121(A) and 803(e) thereof of the American Stock Exchange's current listing standards, although such standards are subject to future change. The Board of Directors has determined that Mr. Frank Haydu qualifies as an "audit committee financial expert" under applicable SEC rules.

        Based on its review and discussions, the Audit Committee recommended to the Board of Directors (and the Board of Directors has approved) that iParty's audited financial statements be included in its Annual Report on Form 10-K for the fiscal year ended December 25, 2004, which was filed with the SEC on March 25, 2005. The Audit Committee has selected and the Board of Directors has ratified, subject to further ratification by the stockholders, the selection of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2005. If the selection is not ratified at the annual meeting we will consider the engagement of other independent registered public accounting firms. The Audit Committee may terminate the engagement of Ernst & Young LLP without the approval of iParty's stockholders whenever the Audit Committee considers such termination necessary or appropriate.

Submitted by:

Frank Haydu, Chairman
Daniel De Wolf
Eric Schindler

Fees to Registered Independent Public Accounting Firm for Fiscal 2003 and 2004

        The following table represents fees for professional services rendered by Ernst & Young LLP for the audit of our annual financial statements for fiscal 2003 and fiscal 2004 and fees billed for audit-related services, tax services, and all other services by Ernst & Young LLP in fiscal 2003 and fiscal 2004.

	Fiscal 2003	Fiscal 2004
Audit Fees	$206,300	$215,864
Audit Related Fees	36,850	0
Tax Fees	32,750	78,550
All Other Fees	0	0

        Fees for audit services include fees associated with the annual audit and reviews of iParty's quarterly reports on Form 10-Q. Tax fees included tax compliance and tax advice.

GENERAL

Other Matters

        The Board of Directors is not aware of any other matters which may come before the annual meeting. If any other matters should properly come before the annual meeting, the persons named in the enclosed proxy will vote on such matters as they may determine, in their discretion.

X FOLD AND DETACH HERE AND READ THE REVERSE SIDE X

THE VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE CAST AS INSTRUCTED BELOW. IF THIS PROXY IS EXECUTED BUT NO INSTRUCTION IS GIVEN, THE VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE CAST "FOR" EACH OF THE NOMINEES FOR DIRECTOR IN PROPOSAL 1 AND "FOR" PROPOSAL 2 AND IN THE DISCRETION OF THE PROXY HOLDER ON ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF.	Please mark your votes like this	☒
Proposal 1 –	For each of the following nominees for director: Sal Perisano, Lorenzo Roccia, Daniel De Wolf, Frank Haydu, Eric Schindler, Joseph Vassalluzzo and Christina Weaver Vest* and as more fully described in the accompanying Proxy Statement.
	☐	Withhold authority as to all listed nominees.
	☐	For all nominees except the following:
* To be elected only by a vote of the holders of the Series D convertible preferred stock.
Proposal 2 –	Ratification of the selection of Ernst & Young LLP as the independent registered public accounting firm for the fiscal year ending December 31, 2005, as more fully described in the accompanying Proxy Statement.
FOR	AGAINST	ABSTAIN
☐	☐	☐

YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" PROPOSALS 1 AND 2.

CHECK HERE ONLY IF YOU PLAN TO ATTEND THE ANNUAL MEETING IN PERSON ☐

COMPANY ID:

PROXY NUMBER:

ACCOUNT NUMBER:

Signature:	Signature:	Date:	,	2005

Print and sign exactly as your name appears on the records of iParty Corp. and date this card. When signing as attorney, executor, administrator, trustee, guardian or in another representative capacity, please give full title, as such. Joint owners should each sign. If a corporation, please sign in full corporate name by president or authorized officer. If a partnership, please sign in partnership name by an authorized person.

X FOLD AND DETACH HERE AND READ THE REVERSE SIDE X

iParty Corp.

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS
OF iPARTY CORP. FOR THE ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JUNE 8, 2005.

        The undersigned, as a holder of shares of common stock, par value $.001 per share, and/or shares of Series B convertible preferred stock, par value $.001 per share, and/or shares of Series C convertible preferred stock, par value $.001 per share, and/or shares of Series D convertible preferred stock, par value $.001 per share, and/or shares of Series E convertible preferred stock, par value $.001 per share, and/or shares of Series F convertible preferred stock, par value $.001 per share (collectively, "Shares"), of iParty Corp., a Delaware corporation (the "Company"), hereby appoints Mr. Sal Perisano and Mr. Patrick Farrell, and each of them individually, as proxies for the undersigned, with full power of substitution in each of them, to attend the Annual Meeting of Stockholders of the Company to be held at the offices of Posternak Blankstein & Lund LLP located at Prudential Tower, 800 Boylston St., 33rd Floor, Boston, MA 02199, on Wednesday, June 8, 2005 at 11:00 a.m., local time, and any adjournments or postponements thereof (the "Annual Meeting"), to cast on behalf of the undersigned all votes that the undersigned is entitled to cast at such meeting with respect to Proposals 1 and 2 set forth below and to vote and otherwise represent the undersigned on any other matter that may properly come before the meeting or any adjournment or postponement thereof in the discretion of the Proxy holder. The undersigned hereby acknowledges receipt of the accompanying Proxy Statement and revokes any proxy heretofore given with respect to such meeting.

        You may revoke this proxy at any time before it has been exercised by filing a written revocation with the Secretary of the Company at the address of the Company, by filing a duly executed proxy bearing a later date or by appearing in person and voting by ballot at the Annual Meeting.

        (Continued, and to be marked, dated and signed, on the other side)

QuickLinks

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
GENERAL INFORMATION
SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS
PROPOSAL 1
ELECTION OF DIRECTORS
EXECUTIVE COMPENSATION
Report of the Compensation Committee
SUMMARY COMPENSATION TABLE
OPTION GRANTS IN FISCAL 2004
OPTION EXERCISES AND YEAR-END VALUE
COMPARISON OF CUMULATIVE TOTAL RETURN AMONG iPARTY ("IPT"), RUSSELL 2000 INDEX ("RUSSELL 2000") AND S&P RETAIL INDEX
PROPOSAL 2
RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Report of the Audit Committee
GENERAL